UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 13, 2011 (December 6, 2011)

ZIX CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2011, the Board of Directors of Zix Corporation (“Company”) approved changes to the compensatory arrangements for the Chief Executive Officer, Richard D. Spurr. Mr. Spurr’s annual base salary will become $330,000 effective January 1, 2012, and his performance-based bonus opportunity for the calendar year 2012 will be $220,000. The Board of Directors has not yet established the performance metrics and targets for the bonus award. The Board of Directors also approved a plan to grant Mr. Spurr 200,000 options for the Company’s common stock, pursuant to the Company’s 2001 Employee Stock Option Plan, with a grant date and exercise price to be established after the Company announces in the first quarter of 2012 its earnings and financial performance for the fourth quarter and full year 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)

Date: December 13, 2011	By:	/s/ James F. Brashear
James F. Brashear
General Counsel and Corporate Secretary